Exhibit 5.1

LETTERHEAD OF DAVID M. BOVI, P.A.

August 21, 2018

Board of Directors
SharpSpring, Inc.
550 SW 2nd Avenue
Gainesville, FL 32601

Re:
SharpSpring, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for SharpSpring, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 650,000 shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) pursuant to the SharpSpring, Inc. 2010 Restated Employee Stock Plan (the “Plan”). The shares of Common Stock that are to be issued under the Plan are collectively referred to herein as the “Shares.”

In connection with the foregoing, we have examined and are familiar with the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the “Registration Statement”), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, as applicable, will be validly issued and are fully paid and non-assessable.

The opinion set forth above is limited to the Federal laws of the United States of America and the Delaware General Corporation Law, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ David M. Bovi, P.A.
David M. Bovi, P.A.